UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         January 3, 2006
         Date of Report (Date of earliest event reported)



                        VIEW SYSTEMS, INC.
          (Name of small business issuer in its charter)

         Nevada                 000-30178                 59-2928366
   -----------------------  -----------------------   -------------------
   (State of incorporation) (Commission File Number)  (I.R.S. Employer
                                                       Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, Maryland     21227
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(Address of principal executive offices)                (Zip code)

Registrant's telephone number: (410) 242-8439


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                Section 3 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement

View Systems, Inc. entered into a Subscription Agreement, dated December 23, 2005, with three accredited investors; Starr Consulting, Inc., Active Stealth, LLC, and KCS Referral Service LLC (the "Subscribers"). We agreed to sale and the Subscribers agreed to purchase convertible promissory notes and warrants. The Subscribers agreed to purchase up to an aggregate of $500,000 of 8% promissory notes convertible into shares of our common stock at a per share conversion price of $0.10. The notes are due and payable by December 31, 2006. The Subscribers agreed to purchase the promissory notes over a 5 month period in $100,000 per month installments. On January 3, 2006, we closed the first $100,000 installment.

Pursuant to the agreement, for each purchase of a promissory note the Subscribers receive one warrant to purchase one share of our common stock that would be issued if the aggregate amount of the promissory note were purchased and converted based on the conversion price. The exercise price of each warrant will be equal to 130% of the closing bid price as quoted by any market maker for our common stock on the OTC Bulletin Board on the day immediately preceding the date of exercise. The warrants expire on December 31, 2006.

Starr Consulting, Inc. agreed to purchase convertible promissory notes in the aggregate amount of $166,667, which may be converted into 1,666,667 shares of our common stock, and the Subscriber may receive warrants to purchase 1,666,667 common shares. Active Stealth, LLC and KCS Referral Service LLC each agreed to purchase convertible promissory notes in the aggregate amount of $166,666, convertible into 1,666,666 common shares, and each Subscriber may receive warrants to purchase an additional 1,666,666 common shares.

The agreement provides for piggy back registration rights for the shares underlying the convertible promissory notes and warrants. We must file a registration statement within 60 days of a request by any Subscriber and cause the registration statement to become effective within 120 days of that request. We are obligated to maintain the effectiveness of the registration statement until all the underlying shares have been sold by the Subscribers. If we fail to obtain or maintain effectiveness of the registration statement, then we are required to pay liquidated damages in an amount equal to 2% of the purchase price of the convertible promissory notes remaining unconverted and the purchase price of the shares issued upon conversion of the notes owned of record by the holder of the notes for each 30 day period that the registration statement is not effective.

If we fail to issue shares within 10 business days after a request by a Subscriber, then the Subscriber in entitled to a sum of money, whichever is greater of either (i) multiplying the outstanding principal amount of the note designated by the Subscriber by 130%, or (ii) multiplying the number of shares deliverable upon conversion of the amount of the note's principal and/or interest at the conversion price that would be in effect on the deemed conversion date by the highest closing price of the common stock on the principal market for the period commencing on the deemed conversion date until the day prior to the receipt of the payment.

          Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

Exhibits

No.  Description
----  -----------

4.1 Subscription Agreement between View Systems, Inc. and Starr Consulting, Inc., Active Stealth, LLC, and KCS Referral Service LLC, dated December 23, 2005



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                            SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VIEW SYSTEMS, INC.


                                   /s/ Gunther Than
Date: January 5, 2006         By:  _____________________________________
                                   Gunther Than
                                   President, Chief Executive Officer,
                                   Treasurer and Director



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